Exhibit 99.1

PRESS RELEASE
10/28/26
Carlisle Companies Reports Third Quarter Results
SCOTTSDALE, ARIZONA, October 28, 2026 - Carlisle Companies Incorporated (NYSE:CSL) today announced its third quarter 2026 financial results.
•Revenue of $1.5 billion, up 9% year-over-year
•Diluted EPS of $5.22 and record third quarter adj. EPS of $5.92, up 6% year-over-year
•Operating margin of 20.0% and adj. EBITDA margin of 23.8%
•Increased quarterly dividend 14%, Carlisle’s 50th consecutive annual increase
•Fourth quarter outlook of high-single-digit revenue growth with flat adj. EBITDA margin YoY
Comments from Chris Koch, Chair, President and Chief Executive Officer
"Carlisle delivered record third quarter adjusted EPS of $5.92, up 6% year-over-year, on 9% revenue growth to $1.5 billion. Both CCM and CWT again grew faster than their underlying markets, a direct result of our Vision 2030 strategic initiatives, the strength of our resilient business model, and the superior Carlisle Experience we deliver to contractors, distributors, and building owners. Even as petroleum-derived input and freight costs rose sharply, our teams grew volume, built price realization, and delivered solid results.
"CCM grew revenue 8%, driven by strong volume from our strategic initiatives, including growing traction in data centers, together with solid re-roofing demand and price realization. Re-roofing has grown steadily since we launched Vision 2030, supported by an aging building stock and the non-discretionary nature of roof replacement. CCM operating income was $281 million and adjusted EBITDA increased 1% to $306 million, driven by higher volumes, Carlisle Operating System productivity gains, and disciplined cost management. At CWT, share gains drove 9% revenue growth despite continued softness in new construction. CWT operating income increased 31% to $39 million, and adjusted EBITDA grew 13% with 60 basis points of margin expansion, reflecting our investments in automation, manufacturing consolidation, and in-house expanded polystyrene resin capacity. We also continued to advance our innovation pipeline, with nine of the twelve new products planned for this year now in the market.
"Price realization continued to build through the quarter, supported by the freight surcharges and broad-based price increases implemented across CCM and CWT. Customers have continued to choose Carlisle as these actions have taken hold, and we have not seen a material change in demand. Renewed escalation of the conflict in the Middle East drove petroleum-derived raw material, diesel, and freight costs higher, well above what we anticipated in our July outlook. As in prior inflationary cycles, pricing lags cost, which drove the year-over-year decline in adjusted EBITDA margin. We view this as a timing issue, not a structural one. We expect the benefit of our pricing actions to keep building through the fourth quarter and into 2027, and margin expansion to resume as raw material costs normalize.
"Our strong cash generation continues to support our balanced and disciplined approach to capital allocation. During the quarter, we repurchased $350 million of shares. We also increased our quarterly dividend by 14%, marking our 50th consecutive annual dividend increase and earning Carlisle the distinction of a ‘Dividend King.’ This milestone reflects the durability of our business model and our long-standing commitment to returning capital to shareholders. Our balance sheet remains strong, and we remain on track with our $1.2 billion share repurchase target for 2026. Our M&A framework remains unchanged, focused on disciplined, synergistic building envelope acquisitions that enhance our systems offering, increase content per square foot, and meet our strict returns criteria.
"For the fourth quarter, we expect high-single-digit revenue growth with flat adjusted EBITDA margin, as the benefits of our pricing actions continue to build. Our outlook does not assume a near-term recovery in new construction markets. With the strength of our imperative business model, resilient re-roofing demand, and our leadership position in North America, we remain committed to advancing Vision 2030 through organic growth, synergistic acquisitions, margin expansion, and increased free cash flow, and we remain confident in our path to $40 of adjusted EPS and 25%-plus ROIC."

Third Quarter 2026 Financial Summary

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per share amounts)	2026	2025	Change %	2026	2025	Change %
Revenues	$1,463.4	$1,346.9	9%	$4,085.8	$3,892.2	5%
Operating income	293.2	293.9	—%	826.0	812.5	2%
Operating margin	20.0%	21.8%	-180 bps	20.2%	20.9%	-70 bps
Income from continuing operations	207.4	213.5	(3)%	592.8	609.1	(3)%
Diluted EPS	5.22	4.97	5%	14.65	13.94	5%

Adjusted EBITDA	348.1	348.7	—%	994.7	976.4	2%
Adjusted EBITDA margin	23.8%	25.9%	-210 bps	24.3%	25.1%	-80 bps
Adjusted EPS	5.92	5.61	6%	16.55	15.47	7%
Third Quarter 2026 Segment Highlights
Carlisle Construction Materials ("CCM")
•CCM revenue increased 8% (9% organic) to $1.1 billion, reflecting strong volume growth from our strategic initiatives, pricing realization, and solid re-roofing demand, tempered by soft commercial new construction activity.
•CCM operating income was $281 million, and adjusted EBITDA increased 1% to $306 million, reflecting an adjusted EBITDA margin of 28.2%, down 200 basis points year-over-year. The margin decline reflects raw material and freight cost inflation that outpaced pricing realization in the quarter, partially offset by the benefits of higher volumes, Carlisle Operating System productivity gains, and cost controls.
Carlisle Weatherproofing Technologies ("CWT")
•CWT revenue increased 9% (10% organic) to $379 million, as share gains and weather conditions that drove demand for roof coatings outweighed continued weakness in residential and non-residential new construction.
•CWT operating income increased 31% to $39 million, and adjusted EBITDA increased 13% to $68 million, reflecting an adjusted EBITDA margin of 18.0%, up 60 basis points year-over-year. Savings from automation, a consolidated manufacturing footprint, and added in-house expanded polystyrene resin capacity, along with higher volumes, more than offset raw material and freight cost inflation that outpaced pricing realization.
Cash Flow
•For the nine months ended September 30, 2026, cash provided by operating activities was $511 million, and free cash flow from continuing operations was $407 million.
•During the nine months ended September 30, 2026, we invested $107 million in capital expenditures. We also returned $990 million to shareholders through $850 million of share repurchases and $140 million of dividends.
•As of September 30, 2026, we had $547 million in cash and cash equivalents and $1.0 billion available under our revolving credit facility.
2026 Fourth Quarter Outlook
•Consolidated fourth quarter revenues up high-single-digit percentage year-over-year
◦CCM fourth quarter revenues up high-single-digit percentage year-over-year
◦CWT fourth quarter revenues up high-single-digit percentage year-over-year
•Consolidated fourth quarter adjusted EBITDA margin flat year-over-year

Conference Call and Webcast
Carlisle will discuss third quarter 2026 results on a conference call at 5:00 p.m. ET today. The call can be accessed via webcast, along with related materials, at www.carlisle.com/investors/events-and-presentations and via the public webcast link below:
https://events.q4inc.com/attendee/173987325
Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, about our expectations, plans, objectives, future financial performance and other matters that are not historical facts. You can identify these forward-looking statements by our use of words such as "anticipate," "believe," "continues," "estimate," "expect," "forecast," "foresee," "intends," "may," "plans," "project," "pursue," "should," "will" and similar expressions. We cannot guarantee that any forward-looking statement will be realized, although we believe that we have been prudent in our plans, estimates and assumptions. Such statements are made based on known events and circumstances at the time of publication and, as such, are subject in the future to unforeseen risks and uncertainties and to assumptions that may prove to be inaccurate. It is possible that our future performance may differ materially from current expectations expressed in, or implied by, these forward-looking statements due to a variety of factors, including:
•increasing price and product/service competition by foreign and domestic competitors, including new entrants;
•significant reliance on our key customers;
•damage to, or prolonged disruption of, our manufacturing facilities;
•technological developments and changes;
•the ability to continue to introduce competitive new products and services on a timely, cost-effective basis;
•our mix of products/services;
•increases in raw material, energy, and freight costs that cannot be recovered in product pricing;
•domestic and foreign governmental and public policy changes including environmental and industry regulations;
•the ability of our customers to maintain appropriate labor levels under U.S. immigration laws, policies and practices;
•the ability to meet our goals relating to our intended reduction of greenhouse gas emissions, including our net zero commitments;
•threats associated with, and efforts to combat, terrorism;
•protection and validity of patent and other intellectual property rights;
•the identification of strategic acquisition targets and our successful completion of any transaction and integration of our strategic acquisitions;
•the cyclical nature of our businesses;
•the impact of information technology, cybersecurity, artificial intelligence or data security breaches at our businesses or third parties;
•the outcome of pending and future litigation, including product liability claims, and governmental proceedings;
•general industry and market conditions and growth rates, the condition of the financial and credit markets and general domestic and international economic conditions, including inflation, interest rate and currency exchange rate fluctuations, and tariffs;
•any conflict in the international arena, including the Russian invasion of Ukraine and war in the Middle East; and
•the other factors discussed in the reports we file with, or furnish to, the Securities and Exchange Commission from time to time.

Any forward-looking statement speaks only as of the date on which that statement is made, and we undertake no duty to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time, and it is not possible for us to predict all of those factors, nor can we assess the impact of each of those factors on the business.
Non-GAAP Disclosure
Carlisle reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). This press release also contains certain financial measures such as adjusted EPS, adjusted net income, EBIT, adjusted EBIT, adjusted EBITDA, adjusted EBITDA margin, organic revenue, and free cash flow that are not recognized under GAAP. Management believes that adjusted EPS, adjusted net income, EBIT, adjusted EBIT, adjusted EBITDA, adjusted EBITDA margin, and organic revenue are useful to investors because they allow for comparison to Carlisle’s and its segments' performance in prior periods without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. Management believes free cash flow is useful to investors as an additional way of viewing Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle’s businesses and evaluate Carlisle’s performance relative to similarly-situated companies. Reconciliations of these measures to amounts reported in Carlisle's consolidated financial statements are in the supplemental schedules of this press release. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Carlisle is not providing reconciliations for forward-looking non-GAAP financial measures because Carlisle does not provide GAAP financial measures on a forward-looking basis as Carlisle is unable to predict with reasonable certainty the ultimate outcome of adjusted items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to Carlisle's financial results computed in accordance with GAAP.
About Carlisle Companies Incorporated
Carlisle Companies Incorporated is a leading supplier of innovative building envelope products and solutions for more energy efficient buildings. Through its building products businesses – Carlisle Construction Materials ("CCM") and Carlisle Weatherproofing Technologies ("CWT") – and family of leading brands, Carlisle delivers innovative, labor reducing and environmentally responsible products and solutions to customers through the Carlisle Experience. Carlisle is committed to generating superior shareholder returns and maintaining a balanced capital deployment approach, including investments in our businesses, strategic acquisitions, share repurchases and continued dividend increases. Leveraging its culture of continuous improvement as embodied in the Carlisle Operating System ("COS"), Carlisle has committed to achieving net-zero greenhouse gas emissions by 2050.
*EPS referenced in this release is from continuing operations unless otherwise noted.

CONTACT:	Mehul Patel
Vice President, Investor Relations
(310) 592-9668
mpatel@carlisle.com

Carlisle Companies Incorporated
Unaudited Consolidated Statements of Income

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2026	2025	2026	2025
Revenues	$1,463.4	$1,346.9	$4,085.8	$3,892.2

Cost of goods sold	968.5	861.7	2,659.3	2,480.2
Selling and administrative expenses	186.1	177.9	557.2	568.8
Research and development expenses	11.9	12.4	35.4	34.2
Other operating expense (income), net	3.7	1.0	7.9	(3.5)
Operating income	293.2	293.9	826.0	812.5
Interest expense	27.7	21.3	83.4	50.8
Interest income	(6.1)	(6.8)	(21.6)	(14.6)
Other non-operating expense (income), net	1.7	1.6	(2.6)	(0.1)
Income from continuing operations before income taxes	269.9	277.8	766.8	776.4
Provision for income taxes	62.5	64.3	174.0	167.3
Income from continuing operations	207.4	213.5	592.8	609.1
Income (loss) from discontinued operations	0.7	0.7	(1.8)	4.2
Net income	$208.1	$214.2	$591.0	$613.3

Basic earnings per share attributable to common shares:
Income from continuing operations	$5.25	$5.01	$14.74	$14.07
Income (loss) from discontinued operations	0.02	0.01	(0.05)	0.09
Basic earnings per share	$5.27	$5.02	$14.69	$14.16

Diluted earnings per share attributable to common shares:
Income from continuing operations	$5.22	$4.97	$14.65	$13.94
Income (loss) from discontinued operations	0.02	0.01	(0.05)	0.09
Diluted earnings per share	$5.24	$4.98	$14.60	$14.03

Average shares outstanding:
Basic	39.4	42.5	40.2	43.2
Diluted	39.6	42.9	40.4	43.6

Dividends declared and paid per share	$1.25	$1.10	$3.45	$3.10

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(in millions)	2026	2025
Net cash provided by (used in) operating activities	$511.2	$715.8

Investing activities:
Acquisitions, net of cash acquired	—	(108.1)
Capital expenditures	(106.8)	(91.3)
Other investing activities, net	0.6	—
Net cash provided by (used in) investing activities	(106.2)	(199.4)

Financing activities:
Proceeds from notes	—	987.8
Repurchases of common stock	(850.0)	(1,000.0)
Dividends paid	(139.6)	(135.3)
Proceeds from exercise of stock options	47.5	14.8
Withholding tax paid related to stock-based compensation	(11.9)	(13.5)
Other financing activities, net	(16.1)	(19.2)
Net cash provided by (used in) financing activities	(970.1)	(165.4)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(0.3)	0.5
Change in cash and cash equivalents	(565.4)	351.5
Cash and cash equivalents at beginning of period	1,112.1	753.5
Cash and cash equivalents at end of period	$546.7	$1,105.0

Carlisle Companies Incorporated
Unaudited Selected Consolidated Balance Sheet Data

(in millions)	September 30, 2026	December 31, 2025
Cash and cash equivalents	$546.7	$1,112.1
Long-term debt, including current portion	2,892.7	2,886.4
Total stockholders' equity	1,438.3	1,795.4

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Organic Revenue
Organic revenue (defined as revenues excluding revenue from acquisitions completed within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar) is intended to provide investors and others with information about Carlisle's and its segments' recurring operating performance. This information differs from revenue determined in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' organic revenue follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended September 30,
(in millions, except percentages)	CSL		CCM		CWT
2025 Revenues (GAAP)	$1,346.9		$1,000.8		$346.1
Organic	118.6	8.8%	85.5	8.5%	33.1	9.6%
FX impact	(2.1)	(0.2)%	(1.4)	(0.1)%	(0.7)	(0.2)%
Total change	116.5	8.6%	84.1	8.4%	32.4	9.4%
2026 Revenues (GAAP)	$1,463.4		$1,084.9		$378.5

	Nine Months Ended September 30,
(in millions, except percentages)	CSL		CCM		CWT
2025 Revenues (GAAP)	$3,892.2		$2,894.9		$997.3
Organic	178.0	4.6%	123.9	4.3%	54.1	5.4%
Acquisitions	8.5	0.2%	—	—%	8.5	0.9%
FX impact	7.1	0.2%	5.5	0.2%	1.6	0.1%
Total change	193.6	5.0%	129.4	4.5%	64.2	6.4%
2026 Revenues (GAAP)	$4,085.8		$3,024.3		$1,061.5

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Free Cash Flow
Free cash flow (defined as net cash provided by operating activities less capital expenditures) is intended to provide investors and others with information about Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. This information differs from operating cash flow determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's free cash flow follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Net cash provided by (used in) operating activities (GAAP)	$314.1	$426.9	$511.2	$715.8
Less: Operating cash flow from discontinued operations	—	0.7	(2.5)	4.2
Operating cash flow from (used in) continuing operations	314.1	426.2	513.7	711.6
Capital expenditures (GAAP)	(36.8)	(33.5)	(106.8)	(91.3)
Free cash flow from (used in) continuing operations	$277.3	$392.7	$406.9	$620.3

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin
Earnings before interest and taxes ("EBIT") (defined as net income excluding income/loss from discontinued operations, interest expense, interest income, and provision for income taxes), adjusted EBIT (defined as EBIT excluding gains/losses and costs from acquisitions, dispositions, restructuring, impairment, casualty losses and insurance recoveries, legal settlements, pension settlements, and debt extinguishment), adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") (defined as adjusted EBIT excluding depreciation and amortization) and adjusted EBITDA margin (defined as adjusted EBITDA divided by total revenues) are intended to provide investors and others with information about Carlisle's and its segments' performance without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle's businesses and evaluate Carlisle's performance relative to similarly-situated companies. This information differs from net income and operating income determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' EBIT, adjusted EBIT, adjusted EBITDA and adjusted EBITDA margin follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except percentages)	2026	2025	2026	2025
Net income (GAAP)	$208.1	$214.2	$591.0	$613.3
Less: Income from discontinued operations (GAAP)	0.7	0.7	(1.8)	4.2
Income from continuing operations (GAAP)	207.4	213.5	592.8	609.1
Provision for income taxes	62.5	64.3	174.0	167.3
Interest expense	27.7	21.3	83.4	50.8
Interest income	(6.1)	(6.8)	(21.6)	(14.6)
EBIT	291.5	292.3	828.6	812.6
Non-comparable (gains) / losses and costs related to:
Acquisitions	0.1	0.6	0.8	9.9
Dispositions	—	—	—	(0.1)
Restructuring	1.2	2.8	9.6	4.4
Casualty losses and insurance recoveries	3.8	—	4.4	—
Legal settlements	1.3	1.1	3.2	1.6
Pension settlements	1.4	2.1	1.4	1.5
Total non-comparable items	7.8	6.6	19.4	17.3
Adjusted EBIT	299.3	298.9	848.0	829.9
Depreciation	19.6	19.2	57.0	55.3
Amortization	29.2	30.6	89.7	91.2
Adjusted EBITDA	$348.1	$348.7	$994.7	$976.4
Divided by:
Total revenues	$1,463.4	$1,346.9	$4,085.8	$3,892.2
Adjusted EBITDA margin	23.8%	25.9%	24.3%	25.1%

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
(in millions, except percentages)	CCM	CWT	Corporate	CCM	CWT	Corporate
Operating income (loss) (GAAP)	$280.5	$38.9	$(26.2)	$280.3	$29.6	$(16.0)
Non-operating expense (income), net	—	0.2	1.5	0.5	0.1	1.0
EBIT	280.5	38.7	(27.7)	279.8	29.5	(17.0)
Non-comparable (gains) / losses and costs related to:
Acquisitions	—	0.1	—	—	0.7	(0.1)
Dispositions	—	—	—	0.1	(0.1)	—
Restructuring	0.8	0.4	—	0.1	2.7	—
Casualty losses and insurance recoveries	1.9	1.9	—	—	—	—
Legal settlements	—	1.3	—	—	1.1	—
Pension settlements	—	—	1.4	—	—	2.1
Total non-comparable items	2.7	3.7	1.4	0.2	4.4	2.0
Adjusted EBIT	283.2	42.4	(26.3)	280.0	33.9	(15.0)
Depreciation	14.0	5.2	0.4	13.4	5.4	0.4
Amortization	8.5	20.7	—	9.2	20.9	0.5
Adjusted EBITDA	$305.7	$68.3	$(25.9)	$302.6	$60.2	$(14.1)
Divided by:
Total revenues	$1,084.9	$378.5	$—	$1,000.8	$346.1	$—
Adjusted EBITDA margin	28.2%	18.0%	NM	30.2%	17.4%	NM

	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
(in millions, except percentages)	CCM	CWT	Corporate	CCM	CWT	Corporate
Operating income (loss) (GAAP)	$802.6	$98.0	$(74.6)	$798.9	$88.3	$(74.7)
Non-operating expense (income), net	0.2	(0.1)	(2.7)	—	0.3	(0.4)
EBIT	802.4	98.1	(71.9)	798.9	88.0	(74.3)
Non-comparable (gains) / losses and costs related to:
Acquisitions	—	0.5	0.3	—	6.0	3.9
Dispositions	—	—	—	—	(0.2)	0.1
Restructuring	3.6	6.0	—	0.1	4.3	—
Casualty losses and insurance recoveries	1.9	2.5	—	—	—	—
Legal settlements	0.5	2.7	—	—	1.6	—
Pension settlements	—	—	1.4	—	—	1.5
Total non-comparable items	6.0	11.7	1.7	0.1	11.7	5.5
Adjusted EBIT	808.4	109.8	(70.2)	799.0	99.7	(68.8)
Depreciation	41.2	14.9	0.9	39.0	15.1	1.2
Amortization	27.0	62.5	0.2	27.4	62.3	1.5
Adjusted EBITDA	$876.6	$187.2	$(69.1)	$865.4	$177.1	$(66.1)
Divided by:
Total revenues	$3,024.3	$1,061.5	$—	$2,894.9	$997.3	$—
Adjusted EBITDA margin	29.0%	17.6%	NM	29.9%	17.8%	NM

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted EPS

	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$208.1	$5.24		$214.2	$4.98
Less: Income from discontinued operations (GAAP)		0.7	0.02		0.7	0.01
Income from continuing operations (GAAP)		207.4	5.22		213.5	4.97
Non-comparable (gains) / losses and costs related to:
Acquisitions	0.1	0.1	—	0.6	0.5	0.01
Restructuring	1.2	0.8	0.02	2.8	2.2	0.05
Casualty losses and insurance recoveries	3.8	3.0	0.07	—	—	—
Legal settlements	1.3	1.0	0.03	1.1	0.8	0.02
Pension settlement	1.4	1.1	0.03	2.1	1.6	0.04
Acquisition-related amortization(3)	28.3	21.7	0.55	28.7	22.1	0.51
Discrete tax items(4)	—	(0.1)	—	—	0.5	0.01
Total adjustments		27.6	0.70		27.7	0.64
Adjusted net income		$235.0	$5.92		$241.2	$5.61
(1)The impact to net income reflects the tax effect of noted items, which is calculated at a blended tax rate based on Carlisle's operations and the jurisdictions in which we operate.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, excess tax benefits from stock compensation, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted EPS

	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$591.0	$14.60		$613.3	$14.03
Less: Income from discontinued operations (GAAP)		(1.8)	(0.05)		4.2	0.09
Income from continuing operations (GAAP)		592.8	14.65		609.1	13.94
Non-comparable (gains) / losses and costs related to:
Acquisitions	0.8	0.6	0.02	9.9	7.6	0.17
Dispositions	—	—	—	(0.1)	—	—
Restructuring	9.6	7.3	0.18	4.4	3.4	0.08
Casualty losses and insurance recoveries	4.4	3.4	0.08	—	—	—
Legal settlements	3.2	2.5	0.06	1.6	1.2	0.03
Pension settlement	1.4	1.1	0.03	1.5	1.2	0.03
Acquisition-related amortization(3)	85.9	66.0	1.63	85.6	65.5	1.50
Discrete tax items(4)	—	(3.9)	(0.10)	—	(12.1)	(0.28)
Total adjustments		77.0	1.90		66.8	1.53
Adjusted net income		$669.8	$16.55		$675.9	$15.47
(1)The impact to net income reflects the tax effect of noted items, which is calculated at a blended tax rate based on Carlisle's operations and the jurisdictions in which we operate.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, excess tax benefits from stock compensation, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.